Exhibit (a)(1)(f)

FORM OF

PROMISE TO MAKE CASH PAYMENT

TO: [                            ]

In exchange for your agreement to amend your eligible options as indicated by your election form, American Tower hereby promises to pay you a cash payment for them as described on the schedule attached hereto. This payment will not be subject to any vesting conditions or otherwise be subject to forfeiture.

Any such payment will be paid, less applicable tax withholding, in early January 2007.

The payments due to you are shown on the attached schedule.

This Promise to Make Cash Payment is subject to the terms and conditions of the offer as set forth in: (1) the Offer to Amend Certain Options (the “Offer to Amend”) dated November 29, 2006; (2) the memorandum from Jim Taiclet, dated November 29, 2006; (3) the election form; and (4) the withdrawal form (collectively, the “Offer Documents”), all of which are incorporated herein by reference. This Promise and the Offer Documents reflect the entire agreement between you and American Tower with respect to this transaction. This Promise may be amended only by means of a writing signed by you and an authorized officer of American Tower.

AMERICAN TOWER CORPORATION

By:

Date:

Title:

Schedule of Payments

Amended Option Number		Payments
XXX		$X,XXX.XX
XXX		$X,XXX.XX
XXX		$X,XXX.XX
XXX		$X,XXX.XX
	Total payment	$X,XXX.XX

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